UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2016

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36286	46-3681098
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant?s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Issuance of Special Use Permit for Winter Park Resort

On April 28, 2016 the United States Department of Agriculture Forest Service and the City and County of Denver, through the Winter Park Recreational Association, executed a new United States Department of Agriculture Forest Service Special Use Permit (the “Permit”).

The Permit is issued to the City and County of Denver through Winter Park Recreational Association as agent, and agreed to by Intrawest/Winter Park Operations Corporation (“Winter Park Resort”), a wholly-owned subsidiary of Intrawest Resort Holdings, Inc., for the limited purpose of obligating Winter Park Resort to operate in compliance with specific terms of the Permit.

Specifically, Winter Park Resort agreed to operate in compliance with an approved operating plan which outlines the steps that must be taken to protect public health and safety as well as the environment, and includes sufficient detail and standards to enable the Forest Service to monitor the operations for compliance with the terms and conditions of the Permit.

The Permit effectively requires that an annual ski area permit fee be paid by Winter Park Resort to the United States for the activities authorized by the Permit.

The Permit is valid until April 29, 2056, 40 years from the date of issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer
Date: May 4, 2016